ALTI GLOBAL, INC. DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES AND EXCHANGE ACT OF 1934 AS OF DECEMBER 31, 2024 The following description of securities of AlTi Global, Inc. (the “Company”) registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, is a summary, does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws (the “Bylaws”), which are exhibits to the Annual Report on Form 10-K of which this exhibit is a part. General Pursuant to the Charter, the Company’s authorized capital stock consists of (i) 875,000,000 shares of common stock, par value $0.0001 per share (“Class A Common Stock”); (ii) 150,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Voting Common Stock”); (iii) 9,000,000 shares of Class C non-voting common stock, par value $0.0001 per share (“Class C Non-Voting Common Stock”); and (iv) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Common Stock Under the Charter, holders of Voting Common Stock and Class C Non-Voting Common Stock (collectively, “Common Stock”) have identical rights other than with respect to voting, liquidation and conversion rights, each as described below. Each Class B Unit of AlTi Global Capital, LLC, formerly known as Alvarium Tiedemann Capital, LLC (“Umbrella”) is paired with a share of Class B Common Stock (collectively, the “Paired Interests”). Pursuant to the Fourth Amended and Restated Limited Liability Agreement of Umbrella, dated as of July 31, 2024 (as amended from time to time, the “LLC Agreement”), a Paired Interest is exchangeable at such times as the Company may determine subject to the limitations set forth in the LLC agreement for a share of Class A Common Stock on a one- for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. As the holder exchanges the Paired Interests pursuant to the LLC Agreement, the shares of Class B Common Stock included in the Paired Interests will automatically be canceled and the Class B Units included in the Paired Interests shall be automatically transferred to the Company and converted into and become an equal number of Class A Units in Umbrella. Voting Power Except as otherwise required by law or as otherwise provided in any Preferred Stock designation, the holders of Voting Common Stock possess all voting power for the election of the Company’s directors and all other matters submitted to a vote of stockholders of the Company. Holders of the Company’s Voting Common Stock have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, holders of the Voting Common Stock, as such, are not be entitled to vote on any amendment to the Charter (including any Preferred Stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of the Company’s Preferred Stock if the holders of such affected series of the Company’s Preferred Stock are entitled to vote on such amendment pursuant to the Charter (including any Preferred Stock designation) or pursuant to the Delaware General Corporation Law, as amended (the “DGCL”). Holders of Class C Non-Voting Common Stock will not be entitled to any votes per share of Class C Non- Voting Common Stock, including for the election of directors.

Dividends Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock of the Company, holders of the Class A Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company (the “Board”), payable either in cash, in property or in shares of capital stock. If at any time dividends are declared by the Board on the shares of Class A Common Stock, the shares of Class C Non-Voting Common Stock have a right pari passu with the shares of Class A Common Stock. Holders of Class B Common Stock shall be deemed to be a non-economic interest, and such holders are not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class B Common Stock. Liquidation, Dissolution and Winding Up Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of Preferred Stock having liquidation preferences, if any, the remaining assets of the Company of whatever kind available for distribution will be distributed to the holders of (i) Class A Common Stock and Class C Non-Voting Common Stock ratably in proportion to the number of shares of Class A Common Stock and Class C Non-Voting Common Stock held by them as a single class and (ii) any outstanding series of Preferred Stock of the Company entitled thereto. Holders of Class B Common Stock shall not be entitled to receive any assets or funds of the Company available for distribution to stockholders of the Company. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the assets of the Company or a merger involving the Company and one or more other entities (whether or not the Company is the entity surviving such merger) will not be deemed to be a dissolution, liquidation or winding up of the affairs of the Company, except to the extent expressly provided for in any applicable Preferred Stock designation. Preemptive or Other Rights Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of Common Stock has no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of the Company’s securities. The rights, powers, preferences and privileges of holders of Common Stock are subject to those of the holders of any shares of Preferred Stock that the Board may authorize and issue in the future. Election of Directors Each director generally serves for a term of one year expiring at the annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Conversion Rights Holders of Voting Common Stock do not have conversion rights, while holders of Class C Non-Voting Common Stock have the right to convert each share of Class C Non-Voting Common Stock held by such holder into one share of Class A Common Stock at such holder’s option, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 24.9% of Voting Common Stock following such conversion. However, this ownership limitation may be waived without the further approval of stockholders of the Company if (i) the Board expressly authorized such waiver and (ii) the holder of Class C Non-Voting Common Stock provides its written consent to the Company in respect of such waiver; provided that such waiver may only become effective once any required consents of customers of the Company and its subsidiaries pursuant to the Investment Advisers Act of 1940 are obtained. Preferred Stock

The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. As of the date hereof, the Company has no Preferred Stock outstanding. Listing of Securities The Class A Common Stock of the Company is listed on Nasdaq Capital Market under the symbols “ALTI.” Transfer Agent and Registrar The transfer agent and registrar for the Company’s Common Stock is Continental Stock Transfer & Trust Company. Certain Anti-Takeover Provisions of Delaware Law Authorized but Unissued Shares The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise. Stockholder Action; Special Meetings of Stockholders The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of the Company’s capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of Preferred Stock to the extent expressly provided in the applicable Preferred Stock designation. Further, the Charter provides that, subject to any special rights of the holders of Preferred Stock of the Company, only the Board acting pursuant to a resolution approved by the majority of the directors then in office may call special meetings of stockholders, thus prohibiting a holder of the Company’s Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of the Company’s capital stock to take any action, including the removal of directors. Advance Notice Requirements for Stockholder Proposals and Director Nominations The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one- year anniversary of the preceding year’s annual meeting, except in the case of a special meeting to nominate candidates for election as directors, timely notice will mean not earlier than 120 days prior to the special meeting and not later than the later of 90 days prior to the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting is first made by the Company. In the event that no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Bylaws will also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors. Amendment of Charter or Bylaws Upon consummation of the Business Combination, the Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the capital stock of the Company entitled to vote in the election of directors, voting as one class; provided, that if the Board recommends that stockholders approve any such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Charter. Board Vacancies Any vacancy on the Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to any special rights of the holders of Preferred Stock. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier death, resignation, disqualification or removal. Except as otherwise provided by law, in the event of a vacancy in the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled. Exclusive Forum Selection The Charter provides that unless the Company consents in writing to the selection of an alternative forum, Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks jurisdiction over any such action or proceeding, then the United States District Court for the District of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. In addition, the Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the Charter. Although the Company believes these provisions benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder. Section 203 of the Delaware General Corporation Law The Company will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: • before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or • at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests. Limitation on Liability and Indemnification of Directors and Officers The Charter provides that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Charter provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL. The Charter also permits the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification. These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Cartesian believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.